UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported) May 26, 2000

                              FORMICA CORPORATION
            (Exact name of registrant as specified in its character)

                       Commission File Number: 333-76683



           Delaware                                        34-104-6753
(State or other jurisdiction of                              (I.R.S.
 incorporation or organization)                     Employer Identification No.)



                           15 Independence Boulevard
                                Warren, NJ 07059
                                 (908) 647-8700

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 26, 2000, Formica Corporation (the "Company") completed the previously announced acquisition of all of the stock of Decorative Surfaces Holding AB ("DSH"), from FM Holdings Inc. ("Holdings"). Holdings is the parent company of Formica Corporation. DSH had originally been established by DLJ Merchant Banking Partners, one of the principal shareholders of Laminates Acquisition Co. ("Laminates"), Holdings' parent, in March 2000, but was subsequently transferred to Holdings. On March 31, 2000, DSH acquired Perstorp Surface Materials AB ("PSM") from Perstorp AB (Sweden) for approximately $175.5 million, subject to post-closing adjustment. The consideration paid to Perstorp was determined through arms'-length negotiations between DSH and Perstorp.

     The PSM acquisition and related fees and expenses was financed with $110.0 million of term loan proceeds under a new senior credit facility provided to DS Holding Inc. and the issuance of approximately $80.0 million of warrants, common stock and preferred stock of Laminates and Holdings to DLJ Merchant Banking Partners II, L.P. and related funds, CVC Capital Partners, Limited and management. The $110.0 million in term loans was provided by PSM Funding, Inc., an affiliate of DLJ Merchant Banking Partners II, L.P., one of the principal shareholders of Laminates.

     Holdings had previously announced its intention to contribute the stock of DSH together with unused proceeds raised through the debt and equity issued in connection with the acquisition to Formica once certain conditions were satisfied. Formica was not required to pay any consideration for that contribution, but will assume the $110.0 million in debt incurred to finance the acquisition and an additional $30.0 million of revolving loans borrowed under the new senior credit facility provided to DS Holding Inc., proceeds from which will be used to pay amounts due under Formica's existing credit facility immediately prior to the contribution and the obligation to make any post-closing adjustment payments. Immediately after the contribution of DSH to Formica, DSH was merged with and into Formica. The $110.0 million term loan and the $30.0 million revolving loan will be folded into Formica's existing credit facility as a separate tranche of term borrowings. The new tranche will mature in 2006 and will require 1% annual amortization (payable quarterly) until March 31, 2005, with all remaining amounts payable in increments of $27.6 million quarterly thereafter until maturity. Interest on the term loan will be, at our option, either 2.25% over the Base Rate or 3.5% over LIBOR. Interest rates on the other tranches of the credit facility will also be increased by 0.5% in connection with this transaction.

     PSM is a worldwide producer of decorative and industrial laminates, finished foils, printed paper and other surfacing materials. PSM has been active in the surfacing materials industry since 1955 and is one of the leading brands in decorative surfaces and employs approximately 1,700 employees worldwide. PSM has production and distribution facilities in Perstorp, Sweden; Burstadt, Germany; Aycliffe and Christchurch, United Kingdom; Kolho, Finland; St. Avold, France; Valencia, Spain; Sao Paulo and Embu, Brazil; Beijing, China; and Bangkok, Thailand. The principal assets of PSM include property, plant and equipment at those various facilities, and current assets, including inventory and receivables. PSM has used these assets in connection with its business, and we intend to continue to use these assets for the decorative laminates business.

     Formica Corporation is one of the leading companies in the decorative surfacing products market, producing high pressure laminate, solid surfacing materials and laminate flooring in the United States, Canada, the United Kingdom, France, Spain, Taiwan and China.

     In addition to bringing a strong European franchise, Formica believes that PSM represents an important strategic opportunity for Formica. Formica believes that there are opportunities in rationalizing manufacturing, purchasing, marketing, selling and administrative functions, which will create a synergistic combination. Formica also believes there are opportunities to improve gross profit margins through raw material sourcing benefits. Management believes the acquisition will accelerate additional growth for the Company and provide the basis for synergies and cost savings.

     Forward-Looking Information

     This report contains certain forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements include the information concerning our future operating performance, including sales growth and cost savings and synergies following our acquisition of Perstorp Surface Materials.

     In addition, statements that include the words "believes," "expects," "anticipates," intends," "estimates," "will," "should," "may," or other similar expressions are forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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    What Factors Could Affect the Outcome of Our Forward-Looking Statements?

     You should understand that the following important could affect the future results of Formica and could cause those results or other outcomes to differ materially from those expressed in our forward-looking statements.

     Industry and Market Factors

o changes in economic conditions generally or in the markets served by the Company

o    fluctuations in raw material and energy prices

o    product specifier preferences and spending patterns and

o    competition from other decorative surfaces producers

     Operating Factors

o our ability to combine our recently acquired businesses while maintaining current operating performance levels during the integration period(s) and the challenges inherent in diverting our management's focus and resources from other strategic opportunities and from operational matters

o our ability to implement our cost savings plans without adversely impacting our net sales and

o    our ability to attract, hire and retain suitable personnel

     Factors Relating to our Debt and the Notes

     We have substantial debt, which could limit our cash available for other uses and harm our competitive position. In connection with our acquisition by Laminates, we incurred significant indebtedness. The level of our indebtedness could have important consequences to us, including:

o limiting cash flow available for general corporate purposes, including acquisitions, because a substantial portion of our cash flow from operations must be dedicated to debt service

o limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions

o limiting our flexibility in reacting to competitive and other changes in the industry and economic conditions generally and

o exposing us to risks inherent in interest rate fluctuations because some of our borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates

     You should read the section called "Risk Factors" in the Registration Statements on Form S-1 (file no. 333-76683) that we filed with the SEC, for additional information about risks that may cause our actual results and experience to differ materially from those contained in forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND SCHEDULES

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The historical Balance Sheet and Statement of Net Revenues over Direct Expenses of PSM as of and for the year ended December 31, 1999 are currently being prepared. The historical financial statements as of and for the year ended December 31, 1999 will be submitted in an 8-K/A within 60 days of this filing.

     (b)  PRO FORMA FINANCIAL INFORMATION

     The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 and the Unaudited Condensed Combined Balance Sheet and Statement of Operations as of and for the three month period ended March 31, 2000 is in the process of being prepared. The historical PSM financial information as of December 31, 1999 and for the year then ended and as of and for the three month period ended March 31, 2000 which are needed to prepare the related pro forma financial statements for these periods is subject to discussions, review and finalization by Perstorp AB and Formica management. The Pro Forma Combined Condensed Statement Of Operations for the year ended December 31, 1999 and the Unaudited Condensed Combined Balance Sheet and Statement of Operations as of and for the period ended March 31, 2000 will be submitted in an 8-K/A within 60 days of this filing on form 8-K.

     EXHIBITS       See index to exhibits on page 4 of this Form 8-K.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Formica Corporation


Dated:  May 30, 2000                   By: /s/ David T. Schneider
                                          -------------------------------------
                                          David T. Schneider
                                          Vice President and Chief Financial
                                            Officer

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Item 7(c) EXHIBITS

Exhibit
Number                         Exhibit Description
------                         -------------------

  2.1        Certificate of Merger between Formica and DSH

  2.2 Share Transfer Agreement between Perstorp Nederland B.V. and Decorative Surfaces Holding AB

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